Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement on Form S-8 (No. 0-18849) of The Female Health Company and Subsidiaries of our report, dated November 21, 2005, appearing in this Annual Report on Form 10-KSB of The Female Health Company and Subsidiaries for the year ended September 30, 2005.

Schaumburg, Illinois                            /s/    McGladrey & Pullen, LLP
December 29, 2005